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                                  EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Stock Option/Stock Issuance Plan, the 1995 Non-Employee Directors Stock Option Plan, the Employee Stock Purchase Plan and the International Employee Stock Purchase Plan of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Remedy Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


Ernst & Young LLP

Palo Alto, California
April 21, 2000